Exhibit 99.1

NASDAQ: FVCB Fall 2020

Forward-Looking Statements; Non-GAAP Information

In addition to historical information, this presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of the operations and policies and regarding the general economic conditions of FVCBankcorp, Inc. (the "Company") and its wholly-owned banking subsidiary, FVCbank (the "Bank").

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing the Company's or the Bank's views as of any subsequent date. These forward-looking statements include, but are not limited to, statements about (i) the Company's and the Bank's plans, obligations, expectations and intentions and (ii) other statements that are not historical facts. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "intends," "plans," "estimates," "projects," "potential," "continue," "should," "could," and similar words or phrases. These statements are based upon the expectations, beliefs and assumptions of the management of FVCB as to the expected outcomes of future events, current and anticipated economic conditions, nationally and in the Company's markets, and their impact on the operations and assets of the Company and the Bank, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied. Factors that could cause results and outcomes to differ materially include, but are not limited to, (1) the ability of the Company and the Bank to successfully execute its business plans, manage its risks, and achieve its objectives; (2) changes in local, national and international political and economic conditions; (3) changes in financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including without limitation reduced rates of business formation and growth, commercial and residential real estate development and real estate prices; (4) changes in interest rates, the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows and competition; (5) changes in fiscal, monetary, regulatory, trade and tax policies and laws, and regulatory assessments and fees; (6) continuing consolidation in the financial services industry; (7) legal claims against the Company; (8) increased competitive challenges and expanding product and pricing pressures among financial institutions; (9) the ability of the Company and the Bank to develop new banking products, the cost of such development, the acceptance of such new products by the Company's and Bank's clientele and the impact of these new products on the Company's and Bank's profitability; (10) technological changes and the Company's implementation of new technologies, including how the cost of implementation impacts the Company's profitability; (11) the Company's ability to develop and maintain secure and reliable information technology systems; (12) legislation or regulatory changes which adversely affect the Company's operations or business; (13) the Company's ability to comply with applicable laws and regulations, and the cost of such compliance; and (14) the impacts of the ongoing COVID-19 pandemic, including the impact of actions taken by governmental and regulatory authorities in response to such pandemic. For a discussion of these and other factors, please review the "Cautionary Note Regarding Forward-Looking Statements" and Risk Factors in FVCB's annual report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 and other reports filed with the SEC.

Certain of the information contained in this presentation may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information.

Except where information is provided as of a specified date, this presentation speaks as of the date hereof. The delivery of this presentation will not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this presentation. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein or omissions therefrom.

Use of Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. GAAP and prevailing practices in the banking industry. However, this presentation includes certain financial information that is calculated and presented on the basis of methodologies that are not in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). These non-GAAP financial measures include pre-tax, pre-provision return on average assets and return on average equity, adjusted return on average assets and return on average equity, and efficiency ratio. The non-GAAP financial measures included in this presentation do not replace the presentation of the Company's GAAP financial results, should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. These measurements provide supplemental information to assist management, as well as certain investors, in analyzing the Company's core business and results of operations. The Company has chosen to provide this additional information to investors because it believes that these measures are meaningful in assisting investors to evaluate the Company's core ongoing operations, results and financial condition. These non-GAAP financial measures should not be considered an alternative to U.S. GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently. Reconciliations of the non-GAAP financial measures provided in this presentation to the most directly comparable GAAP measures can be found in the appendix of this presentation.

This presentation is confidential and for informational purposes only and is being furnished solely for the purpose of enabling prospective investors to determine whether they wish to proceed with further investigation of the Company and an investment in its securities. The information herein is a summary and is not intended to and does not contain all the information that you should consider in making an investment decision. The Company makes no express or implied representations or warranties as to the completeness if the information contained herein. The Company shall not have any liability for any information included herein except as may be provided in a securities purchase agreement or other definitive written agreement executed in connection with the purchase of the Company's securities.

FVCBankcorp, Inc.

2

Terms of the Proposed Subordinated Debt Offering FVCBankcorp, Inc. Subordinated Notes due 2030 $15 million Unrated Regulation D Private Fixed-to-Floating Rate (Fixed during First Five Years) 10 Years 5 Years General corporate purposes, including supporting capital ratios at the bank and potential repayment of a portion or all of the $25.0M outstanding subordinated debt callable June 30, 2021 3 Sole Placement Agent Use of Proceeds No Call Period Term Offering Structure Issuance Type Security Rating Amount Security Issuer

Company Snapshot

Company Background

- FVCBankcorp, Inc. (NASDAQ:FVCB) is the holding company for FVCBank, which was founded in 2007
- Headquartered in Fairfax, VA with a focus on the greater Washington D.C. and Baltimore MSAs
- Focus on providing efficient and tailored commercial banking products as well as retail banking services for individuals, corporate clients, and the municipalities
- Since inception, FVCbank has successfully executed a strategic plan focused on organic growth and opportunistic acquisitions without compromising asset quality or financial discipline
- $170 million in PPP loans originated; $4.6 million in deferred fee income (~200 loans for $43.2 million to new customers)

Assets	**$1.8 B**
Loans / Deposits	**97.3%**
TCE / TA	**9.66%**
NPAs / Assets	**0.69%**


LPO
Washington, DC
Closing Q4 2020

Presenters



David Pijor
Chairman & CEO

- Founder, Chairman and CEO
- Prior: Chairman and General Counsel at James Monroe Bank
- 30 years as an attorney specializing in business law and transactions
- 13 years at FVCB (21 in industry)



Patricia Ferrick
President

- President and Director
- Prior: CFO for Potomac Bank of VA
- Prior: CFO of Southern Financial Bank
- 13 years at FVCB (33 in industry)



Jennifer Deacon
CFO & EVP

- CFO and EVP
- Prior: EVP, CAO and Corporate Secretary for Cardinal Bank
- Prior: Various positions at George Mason Bank and Patriot National Bank
- 3 years at FVCB (23 in industry)

FVCBankcorp, Inc.

Note: Financial data presented above represents data as of June 30, 2020
Source: S&P Global Market Intelligence; Company documents

4

FVCB Business Strategy FVCB aims to capitalize on market opportunities while maintaining disciplined and comprehensive credit underwriting. FVCB’s focus on providing high-touch, responsive, relationship-based client service allows it to compete effectively and exceed the needs of customers Opportunity Blueprint for Success • Hire seasoned lenders to scalable lending structure • Leverage strong infrastructure to enhance efficient growth • Disciplined underwriting • Continue to attract and service larger, sophisticated commercial and • Further automation of processes to streamline operations • Cultivate relationships with institutional investors to bank consolidation in local markets 5 •Explore potential bank acquisitions •Capitalize on attracting experienced bankers and new customers due Opportunistic Growth •Continued growth of return on assets and return on equity •Enhance net interest income •Strong risk management culture •Constantly managing and overseeing credit quality •Utilize strategic suite of superior products governmental customers Profitability Maintain Credit Quality Superior Technology •Focus on relationships, generating “sticky” sustainable, core deposits •Continue to bolster existing market share Organic Growth

Recent Initiatives and Developments Key Initiatives for FVCB Preliminary Review Third Quarter Results • Continue to move 200+ new customers (via PPP) to full relationships with FVCB Year-over-year loan growth, excluding PPP, expected to be in the mid-single digits • Continued strong deposit growth combined with further reduction of deposit costs Enhance relationships and build out infrastructure surrounding government contractor borrowers • Excluding impact of PPP, margin is expected to increase slightly relative to the second quarter Continue to leverage more C&I opportunities in the Baltimore MSA • Provision expense and net charge-offs for Q3 expected to be in-line with second quarter results • $238 million of deferrals have returned to contractual payment (66% of initial deferrals) Roll out of Small Business Platform automation process to target small-ticket borrowing needs • $119 million of deferrals remaining as of 9/25/2020 (8.9% of total loans, excluding PPP) Right-size branch footprint through the targeted closing of 2 branch locations following lessons learned through COVID-19 • $3.1 million of deferrals are guaranteed by the SBA 6

An Attractive Investment Opportunity in the D.C. and Baltimore MSAs Well positioned in one of the most attractive banking markets in the U.S. • D.C. is the sixth largest MSA with favorable demographics, economic trends and business investments • Recent consolidation in local markets has created growth opportunities for remaining firms Track record of exceptional growth and strong profitability 1 • Strong organic CAGRs ranging from 14% - 18% for assets, loans, deposits and pre-tax income since 2015 • Pre-tax pre-provision ROAA and ROAE of 1.41%2 and 13.49%2, respectively, for the most recent quarter • Technology initiatives, process automation and new products position FVCB to continue its trajectory Disciplined, low risk commercial balance sheet • Commercial focused lending portfolio with small average loan balances that further mitigates risk • Emphasis on credit administration and risk management; comprehensive policies and procedures enabling the maintenance of strong asset quality Strong credit quality • Well-reserved loan portfolio with effective reserve coverage of 1.19% for the most recent quarter • Declining NPLs and OREO as a percentage of total loans; only $3.7 million in net charge-offs in the 13 year history of the bank Strong core deposit base Strategy of full service relationship banking helps support FVCB’s margin Treasury management tools allow FVCB to compete against larger competitors and attract sophisticated commercial and government customers Experienced leadership team • Hands on management team with intimate knowledge of clients, credits, markets and employees • Proven track record of growth at varying institutions within the D.C. MSA • Meaningful insider ownership aligns shareholder and insider interests (19% ownership by insiders) (1) Pre-tax income CAGR includes annualized growth rate for the first six months of 2020 and excludes PPP originations (2) See Appendix for reconciliation of these non-GAAP financial measures 7

Well Positioned In One of the Most Attractive Markets in the U.S.

Top 10 MSAs By Population

Market Name	Population	2026 Proj. Population CAGR (%)	Median Household Income	2026 Proj. Income CAGR (%)	5 Yr. Historical Deposit CAGR (%)
New York-Newark-Jersey City	19,200,306	0.14	86,466	2.23	5.9
Los Angeles-Long Beach-Anaheim	13,270,961	0.31	79,770	2.37	8.9
Chicago-Naperville-Elgin	9,428,289	-0.03	76,758	2.16	4.7
Dallas-Fort Worth-Arlington	7,735,087	1.79	75,727	2.26	24.0
Houston-The Woodlands-Sugar Land	7,233,151	1.84	69,000	0.74	5.7
Washington-Arlington-Alexandria	**6,348,569**	**1.07**	**109,185**	**1.50**	**7.7**
Miami-Fort Lauderdale-Pompano Bea	6,280,334	1.11	62,586	2.19	5.7
Atlanta-Sandy Springs-Alpharetta	6,137,994	1.37	75,439	2.59	6.2
Philadelphia-Camden-Wilmington	6,117,909	0.23	75,304	1.81	(1.6)
Phoenix-Mesa-Chandler	5,081,979	1.76	71,092	2.51	11.4

Vibrant Economy

- Washington D.C. and Baltimore MSAs contain 30 and seven Fortune 1000 companies, respectively
- Over 3.3 million private sector employees and nearly one million public sector employees in the Washington D.C. and Baltimore MSAs
- Virginia was ranked best state for business in 2019 by CNBC
- Maryland and Virginia have large workforce populations spanning several generational demographic cohorts
- 9 of the top 30 wealthiest counties in the nation are located in Washington DC and Baltimore MSAs
- Numerous Government Contracting entities support government functions
- With over 30 banks acquired in these markets over the past five years, there are limited investment opportunities to invest in community banks in this market

amazon.com LOCKHEED MARTIN DEPARTMENT OF DEFENSE GENERAL DYNAMICS MARRIOTT MedStar Health Booz | Allen | Hamilton

FVCBankcorp, Inc.

Source: S&P Global Market Intelligence; FDIC, Proximityone.com, DC Department of Employment Services, Maryland Department of Labor, Licensing and Regulation, US News and World Report

8

Track Record of Exceptional Growth and Strong Profitability Relationship Driven Model Continues to Create Balance Sheet Leverage Total Assets Total Loans, Net of Fees Total Deposits Colombo contribution Organic Growth $1,519 $1,612 $1,309 $1,271 $1,286 $1,537 $1,024 $1,153 $1,053 2015 2016 2017 2018 2019 2020Q2 2015 2016 2017 2018 2019 2020Q2 2015 2016 2017 2018 2019 2020Q2 22.4% 23.1%15.8% 11.8%14.2% 16.3% ¹ 24.4% 23.8%19.6%10.3% 20.3% 18.0% ¹ 21.8% 23.3%15.8% 9.5% 24.6%15.9% ¹ Organic YOY Growth Rate Organic YOY Growth Rate Organic YOY Growth Rate (1) Annualized growth over the first six months of 2020 (2) Organic CAGRs exclude PPP loan originations Source: S&P Global Market Intelligence; Company documents 9 Organic CAGR: 17.5%2 Organic CAGR: 14.4%2 Organic CAGR: 15.3%2 PPP Loans $199 $909 $737 $138 $928 $776 $627 $169 $143 $994 $889 $768 $624

2 Track Record of Exceptional Growth and Strong Profitability

Stable Margin and Improving Efficiency Produce An Attractive Earnings Stream

Pre-Tax Pre-Provision Income ($M)



$9.4
$12.0
$15.7
$18.4
$21.9
18% CAGR
$11.8
2015
2016
2017
2018 [1]
2019
YTD Q220 [2]

Efficiency Ratio (%)



61.3%
58.0%
57.2%
55.7%
56.8%
55.3%
2015
2016
2017
2018[1]
2019[1]
YTD Q220[1]

Net Interest Margin (%)



3.66%
3.51%
3.43%
3.51%
3.48%
3.26%
2015
2016
2017
2018
2019
YTD Q220

Adjusted ROAE vs. Adjusted ROAA (%)



Adjusted ROAA
Adjusted ROAE
7.70%
8.91%
8.63%
11.55%
9.38%
7.86%
0.85%
0.88%
0.80%
1.17%
1.10%
0.86%
2015
2016
2017
2018[1]
2019[1]
YTD 2020[1]

- Continued leverage and upside on Colombo franchise and continued growth in legacy D.C. and Virginia markets
- Deposit cost decreases across customer base to reflect rate environment
- In addition to payment deferral programs, FVCbank participated in the SBA's Paycheck Protection Program, originating over $170 million in loans, net of deferred fees, to existing and new customers
  - FVCbank has recorded $4.6 million in net deferred fees related to PPP loans
- Estimated pre-tax savings of $0.6 million annually resulting from the closure of two branches in Q4 2020

FVCBankcorp, Inc.

(1) Excludes one-time transaction costs related to Colombo Bank merger of $3.3 million for 2018 and $0.13 million for 2019 and branch closure costs in 2020 of $0.68 million
(2) Represents YTD 2020Q2 pre-tax pre-provision income
Note: See Appendix for reconciliation of these non-GAAP financial measures
Source: S&P Global Market Intelligence; Company documents

10

Disciplined, Low-Risk Commercial Balance Sheet
Well Diversified Commercial Portfolio

C&I Portfolio	Balance	% of Portfolio	Yield
Commercial and Industrial	$96,532	6.5%	5.36%
Paycheck Protection Program	$169,425	11.5%	2.63%
Owner Occupied CRE	$187,289	12.7%	4.51%
Total C&I	**$453,246**	**30.7%**	**4.42%**
CRE Portfolio	**Balance**	**% of Portfolio**	**Yield**
Nonowner Occupied CRE	$527,790	35.7%	4.34%
Multifamily	$72,288	4.9%	4.21%
Construction & Development	$226,824	15.3%	4.87%
Total CRE	**$826,902**	**55.9%**	**4.47%**
Other Loans	**Balance**	**% of Portfolio**	**Yield**
Residential 1-4	$36,490	2.5%	4.61%
Residential 1-4 Investment Property	$77,146	5.2%	4.86%
Home Equity Lines	$65,843	4.5%	4.58%
Other Loans	$18,493	1.2%	7.26%
Total Loans	**$1,478,120**		**4.61%**



C&I
30.7%
CRE
55.9%
Other
13.4%

CRE	826,902
C&D	226,824
Tier 1 Capital + Loan Loss Reserve	201,470
CRE Ratio	**410.43%**
C&D Ratio	**112.58%**

Non-Owner Occupied CRE & Construction

($000s) CRE Type	Balance	% of Total Loans (excl. PPP Loans)	LTV (Maximum Bank Guidelines)	DSC (Minimum Bank Guidelines)
Multi-family	$72,493	5.56%	80%	1.20
Retail	$182,425	13.98%	75%	1.20
Office	$97,100	7.44%	75%	1.20
Hotel	$49,536	3.80%	65%	1.30
Construction	$182,293	13.97%	75%	-
AD&C	-	0.00%	65%	-
Land	$44,531	3.41%	60%	-
Industrial	$103,679	7.95%	75%	1.20
Mixed Use	$56,715	4.35%	75%	1.20
Special Use	$21,960	1.68%	65%	1.05 - 1.30
Other	$16,170	1.24%	65%-80%	1.2 - 1.3
Total Non Owner Occupied	**$826,902**			

Positioning For Future Growth

- 19 loan officers with deep connections to the markets; average experience of over 20 years
- Focused effort on commercial, small business, and government contracting
- Expanded focus on government contracting provides large source of growth potential
- Small average loan balance helps mitigate risk
  - C&I average loan size: $393,000
  - CRE average loan size: $1.4 million

FVCBankcorp, Inc.

Source: S&P Global Market Intelligence; Company documents

11

Pandemic Risk: PPP Loans SBA Paycheck Protection Program PPP Loans by Industry1 Food Service 3% Manufacturing 6% Professional Services 33% Admin & Support 5% Information 5% Real Estate 6% Health Care 6% Up to $350,000 637 $53,774 $84 $350,000 to $2MM 107 $83,202 $778 Construction 12% Over $2MM 12 $36,986 $3,082 Other 24% (1) Loan breakdown based on the dollar amount of loans Source: Company documents 12 Total756$173,961 Total FundedAvg. Loans C&I Portfolio# of Loan('000)Size ('000) •74% of existing clients; 26% new clients •$4.6 million in net deferred fees related to PPP loans

Strong Credit Quality Proven History of Strong Credit Metrics Nonperforming Assets Over Time¹ Well-Reserved Loan Portfolio ($000s) ($s in Thousands) Nonperforming Loans (NPLs) OREO ALLL Balance at 12/31/2019 Net Charge-Offs Provision for Loan Losses $10,231 (153) $2,816 Remaining Fair Value Discount $2,584 Loans, Net of Fees (excluding PPP Loans) at 06/30/2020 ALLL Coverage Remaining Mark Coverage $1,308,695 0.99% 0.20% $0.8 2019 2 2020Q2 2 2015 2016 2017 2018 NPLs + OREO / Loans3 Net Charge-Offs (Recoveries) / Average Loans 0.19% 1.15% 0.84% 0.02% 0.65% 0.52% 0.41% 0.03% (0.01%) 2017 2015 2016 2017 2018 2019 2020Q2 2015 2016 2018 2019 2020Q2 (1) (2) (3) Nonperforming assets defined as nonaccruals, loans past-due 90 days or more, and other real estate owned TDRs for the fiscal year ended December 31, 2019 and the fiscal quarter ended June 30, 2020 were $0 and $99k, respectively Bank-level data presented above 13 Source: S&P Global Market Intelligence; Company documents 0.07% 0.05% 0.05% Effective Reserve Coverage 1.19% Total Effective Reserve $15,478 ALLL Balance at 06/30/2020 $12,894 $3.9 $3.9 $10.7 $8.5 $4.2 $3.9 $3.2 $2.6 $0.2

Strong Credit Quality Payment Deferrals during COVID-19 Pandemic FVCbank implemented loan payment deferral programs as a result of pandemic stay-at-home orders to defer loan principal and interest payments primarily for 90 days In Deferral • • Initially, loan payment deferrals totaled $360.2 million, or 24.4% of loans $118.9 million of loans are still in their deferral period • $68.9 million are still within their first deferral period ($18.2 million are making interest-only payments) $46.8 million were approved for a second 90-day deferral period ($44.3 million, or 95%, are making interest-only payments) $3.1 million consist of SBA loans with payment guarantees until Q4 2020 • • COVID-19 Payment Deferrals by Asset Class as of September 25, 2020 Remaining loans under Round 1 deferral (excluding SBA loans) total $68.9 million, or 26 loans • $48.4 million, or 18 loans, are expected to resume contractual payments $20.5 million, or 8 loans, are expected to continue to defer. Of those requesting a second deferral, $18.7 million or 3 loans will revert to interest only payments. One commercial borrower is still under evaluation totaling $1.7 million, and the remaining $105,000 are consumer loans CRE - Retai l 18,550 6 212,756 111 • Hotel / Lodgi ng 45,945 6 59,192 11 Mul ti -Fa mi l y 7,001 3 99,854 78 Remaining loans under Round 2 deferral total $46.8 million, or 22 loans CRE - Church 1,492 1 46,960 25 • $12.0 million, or 14 loans, are expected to resume contractual payments $34.8 million, or 8 loans, are under further evaluation. $10.6 million, or 3 loans, have requested an interest only-payment extension. All loans in this category are being evaluated by management based on conservative standards for any additional deferral modification Other Loan Categori es 12,672 27 582,3532,298 • *Excludes PPP loans 14 Source: S&P Global Market Intelligence; Company documents At September 25, 2020118,860581,331,7582,778 Speci al Purpos e3,563329,49322 CRE - Indus tri al1,6441101,19167 CRE - Offi ce11,4043116,055112 CRE - Mi xed Us e16,589883,90454 Total Deferrals Total Portfolio ($000s)(#)($000s)(#)

5 Strong Core Deposit Base

- Cost of deposits declined from 1.30% in Q1 2020 to 0.87% in Q2 2020
- Further decrease in deposit costs expected through the remainder of 2020 as FVCB reprices maturing time deposits and new DDA accounts at significantly lower rates
- Full service relationships continue to drive core deposit growth
  - Approximately $1.03 billion in loans, or 86% of the commercial loan portfolio, retain a deposit relationship with the bank
- Growth in commercial accounts provide cross selling opportunities with FVCB's technology investment
  - $1.1 billion in commercial deposits, across 6,900 accounts, with an average rate of 0.43%
  - Treasury management and high-touch service allows FVCB to compete for larger clients

Deposit Portfolio Composition

As of 12/31/2015


Interest bearing 45.6%
Noninterest bearing 20.6%
Time 20.3%
Wholesale 13.5%

12/31/15 Cost of Deposits: 0.65 %

As of 6/30/2020


Interest bearing 43.2%
Noninterest bearing 29.1%
Time 21.1%
Wholesale 6.6%

MRQ Cost of Deposits: 0.87 %

Deposit Composition By Delivery Channel

($s in Thousands)

	Commercial		Retail		Public		Wholesale	
	Balance	Wtd. Cost	Balance	Wtd. Cost	Balance	Wtd. Cost	Balance	Wtd. Cost
DDA	$ 426,144	0.00 %	$ 16,299	0.00 %	–	–	–	–
Now / Transactions	$ 376,788	0.45 %	$ 10,795	0.13 %	$ 100	0.35 %	$ 20,006	0.27 %
Savings / MMDA	$ 144,504	0.51 %	$ 81,909	0.55 %	$ 41,863	0.59 %	–	–
Time Deposits	$ 141,132	1.56 %	$ 131,556	1.78 %	$ 47,939	1.67 %	$ 80,000	1.23 %
Total	**$ 1,088,568**	**0.43 %**	**$ 240,560**	**1.17 %**	**$ 89,902**	**1.16 %**	**$ 100,006**	**1.04 %**

FVCBankcorp, Inc.

Source: S&P Global Market Intelligence; Company documents

15

Experienced Leadership Team

Management Team With Strong Ties to The Market…

FVCB's executive management team consists of seven officers with over 185 years of combined experience in the Washington, D.C. metropolitan area

- David Pijor was the founding Chairman of the Board of James Monroe Bancorp, which opened in June 1998 in Arlington, VA, and was instrumental in the growth and strategic direction of the bank until its sale to Mercantile Bankshares Corporation in 2006 for $143.8 million

Name	Current Position	Prior Community Bank Experience	Years Experience	Years at FVCB
David W. Pijor	Chairman & CEO, Company and Bank	James Monroe Bancorp	21	13
Patricia A. Ferrick	President, Company and Bank	Southern Financial Bancorp, Potomac Bank of Virginia	33	13
B. Todd Dempsey	EVP and Chief Operating Officer, Company and Bank	United Bank	39	13
William G. Byers	EVP and Chief Lending Officer, Company and Bank	Middleburg Bank, Century National Bank	26	9
Michael G. Nassy	EVP and Chief Credit Officer, Company and Bank	City First Bank of DC, National Cooperative Bank	20	8
Sharon L. Jackson	EVP and Chief Deposit Officer, Company and Bank	MainStreet Bank	34	4
Jennifer L. Deacon	EVP and Chief Financial Officer, Company and Bank	Cardinal Financial Corp.	23	3

FVCBankcorp, Inc.

Source: S&P Global Market Intelligence; Company documents

16

Experienced Leadership Team

...Governed and Supported By An Exceptional Board with a Meaningful Investment in FVCB

David Pijor
Chairman & CEO

- Serves as Chairman of the Board and CEO of FVCB since its organization
- Lead organizer, Chairman of the Board and General Counsel of James Monroe Bank from its inception to sale to Mercantile Bankshares

L. Burwell Gunn Jr.
Vice Chairman

- Serves as Vice Chairman of the Board since 2015
- Served as President and COO of FVCB from 2008 to 2013
- Served as CEO and President of Cardinal Bank from 1997 to 1999

	Bio		Bio
Patricia Ferrick President & Director	• Serves as President of the Bank and Company • CFO and EVP from FVCB's inception until June of 2017 • Former auditor at KPMG	**Morty Bender** Director	• Previous Chairman, President and Principal Owner of Colombo Bank for 16 years until its sale to FVCB in 2018
Scott Laughlin Director	• Co-owner of LMO Advertising • Advisor at Ardent Capital	**Sidney Simmonds** Director	• President of Simmonds & Klima, Ltd • Served as Chairman of the Board at First Commonwealth Bank of Virginia • Served as Director of Bank of Northern Virginia
Tom Patterson Director	• Former Attorney with Linowes and Blocher, LLP • Served as Director at James Monroe Bank • Vice President of Friendship Place non-profit	**Daniel Testa** Director	• Owner, President and CEO of TCI since 1980 • Serves as Director of Advanced Solutions International
Devin Satz Director	• Founder of Synchronous Knowledge, Inc. until its sale to IMS Health Incorporated in 2005 • Retired from the U.S. Air Force in 1999	**Phillip Wills** Director	• Manages various Wills family real estate development firms • Co-founded Church Investments and Consolidated Green Services
Larry Schwartz Director	• Serves as the Managing Partner of Schwartz, Weissman & Co • Former director of Annapolis Bancorp	**Steven Wiltse** Director	• Partner and Co-founder of Argy, Wiltse & Robinson, P.C. • Served as Director at Cardinal Financial Corp

FVCBankcorp, Inc.

Source: S&P Global Market Intelligence; Company documents

17

Sources of Liquidity and Current Debt Profile FVCBankcorp, Inc. (NASDAQ:FVCB) FVCbank • • The following are sources of liquidity at the holding company: Outstanding funding sources ‒ $25.0 million of advances from the FHLB ‒ ‒ $1.1 million of cash as of June 30, 2020 $35.8 million of dividend capacity from the bank without prior regulatory approval • The following are sources of liquidity at the Bank as of August 31, 2020: ‒ $269.0 million of unsecured lines of credit ($0.0 million drawn) • Subordinated Debt Due June 30, 2026 ‒ ‒ ‒ $24.5 million outstanding Fixed rate of 6.00% through June 30, 2021 Floating rate of 3mL + 487 bps from June 30, 2021 through maturity Callable quarterly beginning June 30, 2021 ‒ $130.8 million of secured line of credit from the FHLB ($25.0 million outstanding) ‒ $51.4 million borrowing capacity from the FRB ‒ $50.0 million I CS one-way buy contract ($10.0 million outstanding) ‒ • Additional capital considerations ‒ ‒ Share repurchase program suspended in Q1 2020 FVCB does not pay a common stock dividend and currently retains earnings in capital Note: Data as of June 30, 2020 unless otherwise noted Source: S&P Global Market Intelligence; Company documents 18

Bank Capital Ratios Tier 1 Leverage Ratio (%) Tier 1 Ratio (%) Total Risk-Based Capital Ratio (%) 14.0% 13.7% 13.4% 12.4% 12.2% 11.9% 11.8% 10.8% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Q2 19 Source: S&P Global Market Intelligence, Company documents In 2020, FVCbank adopted the Community Bank Leverage Ratio. The Tier 1 and Total Risk-Based Capital Ratios are calculated using estimated Total Risk Based Capital and Risk Weighted Assets. 13.2%13.3% 12.8% 12.7% 12.8% 12.2%12.4% 11.0% 12.1% 11.3%

Pro Forma As of 6/30/2020 Current and Pro Forma Capital Position 14.76% 13.81% TCE / TA Tier 1 Leverage CET 1 Ratio Tier 1 Ratio Total RBC Ratio 14.31% 13.65% 13.44% 13.44% 12.78% 12.78% 11.57% 11.48% 10.98% 11.05% TCE / TA Tier 1 Leverage CET 1 Ratio Tier 1 Ratio Total RBC Ratio Note: All offering assumptions are for illustrative purposes only; assumes a $15M subordinated debt issuance, $438,000 of offering-related expenses, inclusive of the placement agent's fee, and the down-streaming of $10 million of the net proceeds to FVCBank; 20% risk-weighting on new assets Source: S&P Global Market Intelligence, Company documents 20 In 2020, FVCbank adopted the Community Bank Leverage Ratio. The Tier 1, CET 1, and Total Risk-Based Capital Ratios are calculated using estimated Total Risk Based Capital and Risk Weighted Assets. Bank Level Ratios 11.27%11.25%11.27%11.25% 9.71%9.63%9.73%9.65% Estimated Holding Company Ratios

Pro Forma Interest Coverage and Double Leverage Note: Al l offeri ng a s s umptions a re for i l lustrati ve purpos es onl y; a ss umes a $15M s ubordinated debt i s s uance, $438,000 of off eri ng-rel ated expens es , i ncl usive of the pl a cement a gent's fee, a coupon of 5.00%, a nd the down -s trea mi ng of $10 mi l l i on of the net proceeds to FVCBa nk 21 Source: S&P Global Market Intelligence For the Year Ended December 31, YTD Offering ($ in thousands) 2017 2018 2019 6/30/2020 Adjustments Inves tment i n Subs i di a ri es $118,210 $174,258 $194,914 $202,826 $10,000 Cons ol i da ted Equi ty 98,283 158,336 179,078 180,652 – Double Leverage Ratio 120.3% 109.8% 108.8% 112.3% – Pro Forma $212,826 180,652 117.8% Tota l Depos i t Interes t $6,417 $10,354 $16,831 $7,301 – Other Borrowi ng Expens e 1,778 1,756 1,840 1,005 $375 Tota l Interes t Expens e 8,195 12,110 18,671 8,306 – Pre-Ta x Income (GAAP) $14,535 $13,107 $20,012 $8,264 ($375) Interest Coverage: Including Deposit Expense 2.8x 2.1x 2.1x 2.0x --Excluding Deposit Expense 9.2x 8.5x 11.9x 9.2x --$7,301 1,380 8,681 $7,889 1.9x 6.7x YTD Interest Coverage Double Leverage

Appendix: Additional Materials

FVCB Franchise History

Since inception, FVCbank has successfully executed a strategic plan focused on organic growth and opportunistic acquisitions without compromising asset quality or financial discipline

2007 | 2008 | 2009 | 2010 | 2011 | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2019

November 2007
FVCbank is established
$23mm offering @ $10 per share ($5.12 per share split adjusted) raised in 8 weeks

Q1 2010
Reached sustained profitability

September 2010
Follow-On Offering #1
$6.3mm @ $12.50 per share ($6.40 per share split adjusted)

February 2012
Follow-On Offering #2
$6.7mm @ $13.00/$13.50 per share ($6.66/$6.91 per share split adjusted)[1]

October 2012
Completed acquisition of 1st Commonwealth Bank of Virginia in Arlington, VA

June 2013
Follow-On Offering #3
$21.9mm @ $13.50 per share ($6.91 per share split adjusted)

April / May 2015
Five for Four Stock Split quoted on OTCQX

October 2015
Formed FVCBankcorp Holding Company

May / June 2016
Five for Four Stock Split

June 2016
$25.0 mm 6% Subdebt

August 2017
Private Reg. D Offering $10.0mm @ $20.00 per share ($16.00 per share split adjusted)

September 2017
Five for Four Stock Split

May 2018
Announced acquisition of Colombo Bank in Rockville, MD

September 2018
Initial Public Offering
$36.9mm @ $20.00 per share

October 2018
Completed acquisition of Colombo Bank in Rockville, MD

FVCBankcorp, Inc.

(1) $13.00 for existing shareholders, $13.50 for new shares offered to the public
Source: S&P Global Market Intelligence; Company documents

23

Overview of the Securities Portfolio • Approximately $90.6 million of cash and equivalents as of June 30, 2020 Approximately $122.1 million in securities, primarily concentrated in government securities Treasury / Agency 3% • Ag ency CMOs 7% Ag ency CMBS 1 5% • • • Weighted average yield of 2.55% Average base duration of 2.1 years Average duration of +100 bps shock of 3.5 years $0.2 million of municipal securities are classified as HTM with the remaining available for sale C o rporate 9% • M unicipal Bonds 4% Ag ency MBS 6 2% 24 Source: Company documents

Loan: Five-Year History

($ in thousands)	For the Year Ended December 31, 2015	2016	2017	2018	2019	For the Period Ended 6/30/2020	Less: PPP	6/30/2020, Less PPP
C&I Portfolio								
Commercial and Industrial	$ 86,633	$ 99,314	$ 83,262	$ 121,864	$ 96,995	$ 265,957	$ 169,425	$ 96,532
Owner Occupied CRE	92,977	104,881	120,965	157,486	205,892	187,289	-	187,289
Total C&I	**$ 179,610**	**$ 204,195**	**$ 204,227**	**$ 279,350**	**$ 302,887**	**$ 453,246**	**$ 169,425**	**$ 283,821**
Commercial Real Estate Portfolio								
Nonowner Occupied CRE	$ 205,007	$ 267,740	$ 296,166	$ 385,778	$ 481,835	$ 527,790	$ -	$ 527,790
Multifamily	28,592	41,603	56,023	70,108	65,922	72,288	-	72,288
Construction & Development	49,527	74,543	122,729	153,046	214,827	226,824	-	226,824
Total CRE	**$ 283,126**	**$ 383,886**	**$ 474,918**	**$ 608,932**	**$ 762,584**	**$ 826,902**	**$ -**	**$ 826,902**
Other Loans								
Home Equity Lines	$ 50,704	$ 75,846	$ 82,819	$ 80,096	$ 69,530	$ 65,843	$ -	$ 65,843
Residential 1-4	86,847	80,704	86,253	130,482	114,932	113,636	-	113,636
Other Loans	23,272	23,472	40,460	37,883	31,791	18,493	-	18,493
Total Other	**$ 160,823**	**$ 180,022**	**$ 209,532**	**$ 248,461**	**$ 216,253**	**$ 197,972**	**$ -**	**$ 197,972**
Total Loans	**$ 623,559**	**$ 768,103**	**$ 888,677**	**$ 1,136,743**	**$ 1,281,724**	**$ 1,478,120**	**$ 169,425**	**$ 1,308,695**
CRE / Total RBC (%)	**356.96%**	**352.69%**	**374.23%**	**353.02%**	**396.43%**	**410.43%**	**$ -**	**410.43%**

FVCBankcorp, Inc.

Note: Total RBC for the period ended June 30, 2020 estimated as Tier 1 Capital + ALLL

25

Historical Income Statement

	Year Ended December 31,					YTD Ended June 30,
	2015	2016	2017	2018	2019	2020
Interest Income	$26,557	$32,587	$40,302	$51,924	$66,734	$33,212
Interest Expense	3,664	5,387	8,195	12,110	18,671	8,306
Net Interest Income	**$22,893**	**$27,200**	**$32,107**	**$39,814**	**$48,063**	**$24,906**
Provision for Loan Losses	$1,073	$1,471	$1,200	$1,920	$1,720	$2,816
Service Charges on Deposits	566	564	546	635	890	463
Gain on Foreclosure of OREO	–	–	1076	–	–	–
Other Noninterest Income	527	585	1,189	1,488	1,653	821
Total Noninterest Income	**$1,093**	**$1,149**	**$2,811**	**$2,123**	**$2,543**	**$1,284**
Realized Gain (Loss) on Securities	67	71	164	(462)	3	97
Salaries and Employee Benefits	$8,808	$9,804	$11,659	$14,008	$17,047	$8,010
Occupancy & Equipment	1,951	2,098	2,259	2,524	3,400	1,715
Marketing and Promotion Expense	256	350	375	339	396	128
Professional Fees	332	376	513	649	826	432
Data Processing and Network Admin	839	911	1,074	1,233	1,638	928
Amortization of Intangibles	20	20	20	118	385	178
Merger & Acquisition Expense	–	–	–	3,339	133	–
Other Expense	2,496	2,887	3,446	4,238	5,052	3,816
Total Noninterest Expense	**$14,702**	**$16,446**	**$19,346**	**$26,448**	**$28,877**	**$15,207**
Net Income before Taxes	8,278	10,503	14,535	13,107	20,012	8,264
Provision for Taxes	2,859	3,571	6,846	2,238	4,184	1,651
Net Income	**$5,419**	**$6,932**	**$7,690**	**$10,869**	**$15,828**	**$6,613**

FVCBankcorp, Inc.

Source: S&P Global Market Intelligence; Company documents

26

Historical Balance Sheet Assets Cash and Cash Equivalents Interest-bearing Deposits at Other Financial Institutions Securities Net Loans Other Assets $5,257 $5,174 $7,428 $9,435 $14,916 $25,613 23,443 3,510 15,139 34,060 18,226 64,989 67,794 617,320 22,993 113,988 761,649 24,984 117,712 880,952 31,993 125,298 1,127,584 55,199 141,589 1,271,493 91,071 122,082 1,465,226 103,239 Liabilities Deposits FHLB Advances Subordinated Notes, Net of Issuance Costs Other Liabilities $626,640 35,650 $775,991 27,000 $928,163 0 $1,162,440 0 $1,285,722 15,000 $1,519,036 25,000 24,247 24,327 24,407 24,487 24,527 1,766 2,255 2,451 6,393 33,008 31,934 Preferred Stock Common Equity - 72,752 - 79,811 - 98,283 - 158,336 - 179,078 - 180,652 Liabilities & Shareholders' Equity $736,807 $909,305 $1,053,224 $1,351,576 $1,537,295 $1,781,149 27 Source: S&P Global Market Intelligence; Company documents Total Shareholders' Equity $72,752 $79,811 $98,283 $158,336 $179,078 $180,652 Total Liabilities $664,056 $829,493 $954,941 $1,193,240 $1,358,217 $1,600,497 Total Assets $736,807 $909,305 $1,053,224 $1,351,576 $1,537,295 $1,781,149 Year Ended December 31, 2015 2016 2017 2018 2019 Quarter Ended June 30, 2020

Non-GAAP Reconciliation

	Year Ended December 31,					Quarter Ended		YTD
	2015	2016	2017	2018	2019	3/31/2020	6/30/2020	6/30/2020
Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):								
GAAP Net Income Reported Above	5,419	6,933	7,690	10,869	15,828	3,733	2,880	6,613
Add: Merger and Acquisition Expense	-	-	-	3,339	133	-	-	-
Subtract: Gain on Sales of Securities Available-For-Sale	-	-	-	-	-	(97)	-	(97)
Add: Impairment Loss (Branch Closure)	-	-	-	-	-	-	676	676
Subtract: Provision for Income Taxes Associated with Non-GAAP Adjustments	-	-	-	(701)	(28)	-	(142)	(122)
Net Income, Excluding Above Merger and Acquisition Charges	$ 5,419	$ 6,933	$ 7,690	$ 13,507	$ 15,933	$ 3,636	$ 3,414	$ 7,070
Average Assets	638,281	790,432	955,892	1,159,249	1,449,769	1,550,958	1,721,612	1,636,284
Average Equity	70,393	77,829	89,056	116,992	169,814	180,154	179,679	179,917
Return On Average Assets (Non-GAAP Operating Earnings)	**0.85%**	**0.88%**	**0.80%**	**1.17%**	**1.10%**	**0.94%**	**0.79%**	**0.86%**
Return On Average Equity (Non-GAAP Operating Earnings)	**7.70%**	**8.91%**	**8.63%**	**11.55%**	**9.38%**	**8.07%**	**7.60%**	**7.86%**
Reconciliation of Net Income (GAAP) to Pre-Tax Pre-Provision Income (Non-GAAP):								
GAAP Net Income Reported Above	$ 5,419	$ 6,933	$ 7,690	$ 10,869	$ 15,828	$ 3,733	$ 2,880	$ 6,613
Add: Provision for Loan Losses	1,073	1,471	1,200	1,920	1,720	1,066	1,750	2,816
Add: Merger and Acquisition Expense	-	-	-	3,339	133	-	-	-
Add: Impairment Loss (Branch Closure)	-	-	-	-	-	-	676	676
Add: Loss on Sales of Securities Available-For-Sale	-	-	-	-	-	-	-	-
Gain on Calls of Securities Held-To-Maturity	-	-	-	-	(3)	-	-	-
Add: Income Tax Expense	2,860	3,571	6,846	2,238	4,184	896	754	1,651
Pre-Tax Pre-Provision Income	$ 9,352	$ 11,975	$ 15,736	$ 18,366	$ 21,862	$ 5,695	$ 6,060	$ 11,756
Return On Average Assets (Non-GAAP Operating Earnings)	**1.47%**	**1.51%**	**1.65%**	**1.58%**	**1.51%**	**1.47%**	**1.41%**	**1.44%**
Return On Average Equity (Non-GAAP Operating Earnings)	**13.29%**	**15.39%**	**17.67%**	**15.70%**	**12.87%**	**12.64%**	**13.49%**	**13.07%**
Noninterest Expense	14,702	16,446	19,346	26,448	28,877	7,209	7,998	15,207
Subtract: Merger and Acquisition Expense	-	-	-	(3,339)	(133)	-	-	-
Add: Impairment Loss (Branch Closure)	-	-	-	-	-	-	(676)	(676)
Operating Noninterest Expense	**14,702**	**16,446**	**19,346**	**23,109**	**28,744**	**7,209**	**7,322**	**14,531**
Noninterest Income	1,161	1,220	2,975	1,661	2,546	693	687	1,381
Gain on Foreclosure of OREO	-	-	(1,076)	-	-	-	-	-
Loss on Loans Held for Sale	-	-	-	-	-	-	-	-
Subtract: Gain on Sales of Securities Available-For-Sale	(67)	(71)	(164)	-	-	-	-	-
Operating Noninterest Expense	**1,094**	**1,149**	**1,735**	**1,661**	**2,546**	**693**	**687**	**1,381**
Net Interest Income	22,893	27,200	32,107	39,814	48,063	12,211	12,695	24,906
Efficiency Ratio	**61.3%**	**58.0%**	**57.2%**	**55.7%**	**56.8%**	**55.9%**	**54.7%**	**55.3%**

FVCBankcorp, Inc.

Source: Company documents

28